Exhibit 32.02

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Grant N. Smith, certify that (i) the Quarterly Report of Nestor Partners (the “Partnership”) on Form 10-Q for the period ending September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By: /s/ Grant N. Smith
Grant N. Smith
Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner, Nestor Partners
November 13, 2025